Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-168808, No. 333-151103 and No. 333-138812) and on Form S-3 (No. 333-173125 and No. 333-159348) of our report dated February 28, 2011, relating to the consolidated financial statements of Dollar Thrifty Automotive Group, Inc. and subsidiaries incorporated by reference in this Form 8-K/A of Hertz Global Holdings, Inc.

/s/ DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
January 30, 2013